     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1998
                                                      Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  -----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                  -----------

                                 CHEROKEE INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       95-4182437
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

         6835 VALJEAN AVENUE
         VAN NUYS, CALIFORNIA                                91406
(Address of Principal Executive Offices)                   (Zip Code)

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                       1995 INCENTIVE STOCK OPTION PLAN
                           (Full title of the plan)

                                  -----------

                                 CAROL GRATZKE
                           CHIEF  FINANCIAL OFFICER
                                 CHEROKEE INC.
                              6835 VALJEAN AVENUE
                          VAN NUYS, CALIFORNIA 91406
                    (Name and address of agent for service)
                                (818) 908-9868
         (Telephone number, including area code, of agent for service)

                                  -----------

                                  Copies to:

                            ROBERT M. O'SHEA, ESQ.
                               LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071
                                (213) 485-1234

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                        CALCULATION OF REGISTRATION FEE

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                                                                              PROPOSED
                                                              PROPOSED        MAXIMUM
                                              AMOUNT           MAXIMUM       AGGREGATE      AMOUNT OF
                                              TO BE        OFFERING PRICE     OFFERING    REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)    PER SHARE (2)      PRICE         FEE (2)
------------------------------------------------------------------------------------------------------
Common Stock,
$.02 par value                                  300,000            $10.91    $3,273,000        $966.00
------------------------------------------------------------------------------------------------------

(1) The number of shares to be registered consists of 300,000 additional shares available for issuance under the Cherokee Inc. 1995 Incentive Stock Option Plan as a result of an amendment to such plan. The 1995 Incentive Stock Option Plan previously authorized the issuance of a maximum of 600,000 shares, which shares were subject to Form S-8 Registration Statement No. 333-15545.

(2) Estimated for purposes of computing the registration fee only. Pursuant to Rules 457(h) and 457(c), the Proposed Maximum Aggregate Offering Price Per Share and the Amount of Registration Fee are based upon the average of the high and low prices for the Company's Common Stock in the over-the-counter market, as reported on the NASDAQ Small Cap Market on June 17, 1998.
--------------------------------------------------------------------------------

                                    PART I

     This Registration Statement covers additional securities registered for issuance under the Cherokee Inc. 1995 Incentive Stock Option Plan. The contents of the prior Form S-8 Registration Statement of Cherokee Inc. relating to such plan, No. 333-15545, is incorporated herein by reference; provided, however, that the reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 and filed with the prior Form S-8 Registration Statement is not incorporated by reference herein.

                                    PART II

Item 3.   Incorporation of Documents by Reference.

     The registrant, Cherokee Inc., a Delaware corporation (the "Company"), hereby incorporates the following documents in this Registration Statement by reference:

     (1) The Company's Transition Report for the Transition Period from June 1, 1997 to January 31, 1998;

     (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 1998; and

     (3) The description of the Company's Common Stock contained in Item 11 to the Company's Registration Statement on Form 10 filed pursuant to
          Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated April 24, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.   Exhibits.

4.1   Cherokee Inc. 1995 Incentive Stock Option Plan
4.2   First Amendment to Cherokee Inc. 1995 Incentive Stock Option Plan
4.3   Second Amendment to Cherokee Inc. 1995 Incentive Stock Option Plan
5.1 Opinion of Latham & Watkins as to the legality of the securities being registered.
23.1  Consent of Coopers & Lybrand L.L.P.
23.2  Consent of Latham & Watkins (included in Exhibit 5.1).
24.1  Power of Attorney (see page 3).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on the 17th day of June, 1998.

                                        CHEROKEE INC.



                                        By:/s/ Robert Margolis
                                           -----------------------------------
                                           Robert Margolis
                                           Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert Margolis his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.


     SIGNATURE                    TITLE                            DATE
     ---------                    -----                            ----

/s/ Robert Margolis       Director, Chairman and               June 17, 1998
-------------------       Chief Executive Officer
Robert Margolis

/s/ Carol Gratzke         Chief Financial Officer              June 17, 1998
-----------------
Carol Gratzke

/s/ Timothy Ewing                 Director                     June 18, 1998
-----------------
Timothy Ewing

/s/ Douglas Weitman               Director                     June 18, 1998
-------------------
Douglas Weitman

/s/ Jess Ravich                   Director                     June 17, 1998
---------------
Jess Ravich

/s/ Keith Hull                    Director                     June 17, 1998
--------------
Keith Hull

                               INDEX TO EXHIBITS

 Exhibit
 Number                              Description
---------    ------------------------------------------------------------------
4.1          Cherokee Inc. 1995 Incentive Stock Option Plan
4.2          First Amendment to Cherokee Inc. 1995 Incentive Stock Option Plan
4.3          Second Amendment to Cherokee Inc. 1995 Incentive Stock Option Plan
5.1          Opinion of Latham & Watkins as to the legality of the securities being registered.
23.1         Consent of Coopers & Lybrand L.L.P.
23.2         Consent of Latham & Watkins (included in Exhibit 5.1).
24.1         Power of Attorney (see page 3).